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                        CONSULTING SERVICES AGREEMENT

    THIS AGREEMENT, is made as of the 8th day of May, 1997, by and between Sunkyong U.S.A., Inc., with offices located at 110 East 55th Street, New York, New York 10022 ("Sunkyong"), and Proformance Research Organization, Inc. ("Company").

    WHEREAS, Company desires to appoint Sunkyong its exclusive placement representative in the Republic of Korea (the "Exclusive Territory") with respect to finding potential investors in Company and/or to locate franchise or operations possibilities for Company (the "Services") and Sunkyong is agreeable to such appointment.

    NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereby agree as follows:

Article I. APPOINTMENT. Subject to the terms and conditions hereinafter set forth, Company hereby appoints Sunkyong as its exclusive service representative in the Exclusive Territory and non-exclusive service representative in other Pacific Rim countries (the "Non-Exclusive Territory" and together with the Exclusive Territory, referred to herein as the "Territory") to provide the Services described herein and further set forth in Article II hereof during the term of this Agreement.

Article II. SERVICES. The Services to be provided or rendered by Company shall be on a reasonable best efforts basis and shall include:

A. To furnish certain information, including but not limited to, identities of corporations with possible interest in investing in the Company, and information and introductions relating to product sales, possible learning center franchises and/or golf school operations opportunities at golf courses ("Sites") in the Territory, and to solicit inquiries about investment opportunities in the Territory without binding Company in any way, and to furnish such information to Company; and

B. To provide Company with such other services as may from time to time be agreed upon by the parties in writing.

Article III. FEES/EXPENSES. Company agrees that Sunkyong shall be entitled to a fee ("Fee"), to be mutually agreed upon by the parties on a transaction-by-transaction basis, and which shall take into account the value of the capital investment. Sunkyong's expenses and other financial considerations relating to a transaction facilitated by the Services (each a "Transaction"). The Fee shall be payable to Sunkyong upon the acceptance and closing or consummation of such Transaction. In addition to the Fee, at Sunkyong's option, Sunkyong may obtain common stock of the Company at the rate of $5.00 per share up to $50,000 or 10,000 shares per Site for a maximum of thirty-two (32) Sites. Company has agreed with Merit Capital Associates ("Merit") that it shall pay a fee to Merit as finder of the relationship between Company and Sunkyong, as mutually agreed upon based on the total value of capital and other financial considerations relating to a Transaction, payable to Merit upon the acceptance and closing of such Transaction. Sunkyong shall not be obligated to pay any fees, costs or other amounts to Merit in connection with any Transaction or services provided by Merit. Sunkyong and Company agree that Company may accept or reject any Transaction in its sole reasonable discretion.

Article IV. TERM AND TERMINATION. This Agreement shall be effective for an initial term of five (5) years commencing as of the date hereof, subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, either party may terminate this Agreement by written notice if the other party (i) defaults in performance of any material provision of this Agreement and fails to cure such default within thirty (30) days after notice thereof from the non-defaulting party, (ii) appoints a receiver, trustee or liquidator of all or

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substantially all of its assets or is unable to pay debts as they mature, or is adjudicated bankrupt or insolvent and such condition is not cured in thirty (30) days; or (iii) for any reason upon sixty (60) days prior written notice.

ARTICLE V. INFORMATION PROVIDED BY COMPANY; MUTUAL NON-DISCLOSURE AGREEMENT

A. Company agrees to provide Sunkyong with all information concerning Company which Sunkyong reasonably requests. Company represents, warrants and covenants that all information disclosed or to be disclosed to Sunkyong under this Agreement shall be permitted to be disclosed by it and shall be complete and correct in all material respects. In providing the Services hereunder, Sunkyong will be using and relying on information provided by Company, without independent verification thereof or independent appraisal of Company's assets. Further, in evaluating any prospective investor or Transaction, Sunkyong will be using information provided in public reports and other sources of information provided by the prospective investor or third parties. Sunkyong does not assume responsibility for the accuracy or completeness of information regarding the company or any prospective investor or Transaction and Company releases Sunkyong from any liability and will indemnify and hold Sunkyong and its affiliates and their respective officers, directors, employees and agents (collectively, "Sunkyong Indemnities") harmless from and against all suits, claims, demands, damages, costs and expenses which are made against or incurred by Sunkyong in the performance of its Services or related to any Transaction. Sunkyong may divulge information regarding the Company and its operations to such third parties unless the Company specifically notifies Sunkyong in writing that such information is confidential.

B. Each of Sunkyong and Company agrees that except as otherwise herein permitted, without the prior written consent of the other, which consent shall not be unreasonably withheld, delayed or made unreasonably conditional, it shall use the propriety non-public information ("Confidential Information") of the other company only for the purposes stated hereinabove and will make reasonable efforts to restrict disclosure of Confidential Information it receives from the other party to those of the employees and agents that it deems shall reasonably require access to the Confidential Information, and to is accountants or legal counsel as it may deem necessary.

ARTICLE VI  MISCELLANEOUS

A. Nothing herein shall be construed to place Sunkyong and Company in relationship of partners, joint venturers or of principal and agent. The parties hereto have negotiated and entered into this Agreement solely as independent contractors, and no employer-employee relationship exists or shall be deemed to exist between them.

B. Company and Sunkyong shall make no representations or warranties concerning each other without the other's express written consent. Each of Company and Sunkyong represents to the other that it is free to enter into this Agreement, and that it is not under restrictive covenant, court order or any other restriction concerning its entering into this Agreement and performing its obligations hereunder.

C. Company agrees to fully and completely indemnify and hold harmless Sunkyong information from any and all claims, losses, costs, fees, or expenses (including reasonable attorney's fees) incurred in connection with any claim, action, inquiry or investigation, statute or common law, or otherwise relating to the Services provided hereunder or any Transaction, unless and only to the extent caused solely by the willful misconduct by Sunkyong or breach by Sunkyong of any material provision of this Agreement.

D. All taxes, dues, duties, fees and charges (collectively "Taxes") imposed in the Territory on or in connection with the payment of any fees or other amounts to Sunkyong and the services provided by Sunkyong hereunder shall be for the account of Sunkyong. All Taxes imposed in or outside the Territory on or in


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connection with the receipt of any capital, investment, contract or other thing of value by Company in connection with any Transaction shall be for the account of Company. Each party agrees to indemnify and hold harmless the other from and against any and all penalties, losses, fees, damages, expenses, and other amounts arising from any suit, claim or proceeding in connection with the Taxes for which such party is responsible.

E. All notices given pursuant to this Agreement shall be in writing and delivered by hand or sent by certified mail, return receipt requested, commercial courier or by telex or telecopier transmission to the parties at the addresses specified by a party for notices. Such notices shall become effective upon receipt.

F. This Agreement sets forth the entire agreement between the parties hereto and supersedes all prior agreements, understandings and representations including, but not limited to that certain Agreement Addendum dated April 7, 1997 between the parties. No part of this Agreement may be amended or modified except by a writing signed by the authorized representatives of both parties hereto.

G. Should any disputes or questions arise between or among the parties to this Agreement during or after the term of this Agreement with respect to the rights, obligations and remedies hereunder of such parties or with respect to the construction or application of this Agreement which shall not be amicably resolved among the parties, the undersigned agree that such disputes or questions shall be submitted in New York, New York, to the American Arbitration Association for arbitration under its rules before a single arbitrator. No recourse shall be made to any court other than to enforce a final arbitral award. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles. Should any provision of this Agreement be deemed unenforceable in any judicial proceeding, such determination shall not affect the validity and enforceability of the balance of this Agreement.

H. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together which shall constitute one and the same document.



    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year hereinabove stated.


                                       SUNKYONG U.S.A., INC.



                                       By:  /s/ John Song
                                          ---------------------------
                                          Name: John Song
                                          Title: Project Manager

                                       PROFORMANCE RESEARCH ORGANIZATION, INC.

                                       By:  /s/ William D. Leary
                                          ---------------------------
                                          Name:
                                          Title: President


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